Exhibit T3A

ARTICLES OF INCORPORATION

OF

WLPC INC.

ONE: The name of this corporation is WLPC Inc.

TWO: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE: The name and address of this corporation’s initial agent for service of process is:

William Lyon

19 Corporate Plaza

Newport Beach, CA 92660

FOUR: This corporation is authorized to issue one class of shares of stock; the total number of said shares is one million (1,000,000).

Dated: August 25, 1987

/s/ Robert W. Stedman
Robert W. Stedman,
Incorporator

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AGREEMENT OF MERGER

BETWEEN

THE PRESLEY COMPANIES

AND

WLPC INC.

THIS AGREEMENT OF MERGER dated as of September 15, 1987, is entered into between THE PRESLEY COMPANIES, a California corporation (“Presley”), and WLPC INC., a California corporation (“WLPC”). Presley and WLPC are sometimes hereinafter collectively referred to as the “Constituent Corporations.”

RECITALS

Presley is a California corporation with an authorized capital stock consisting of 10,666,667 shares of Common Stock, par value $18.75 per share, of which 10 shares are issued and outstanding as of the date hereof (the “Presley Common Stock”).

WLPC is a California corporation with an authorized capital stock of 1,000,000 shares of Common Stock, of which 100,000 shares of Common Stock, are issued and outstanding (the “WLPC Common Stock”).

The Board of Directors of each of the Constituent Corporations has approved this Agreement of Merger and directed that it be submitted to their respective shareholders for approval in order that Presley be merged with and into WLPC (the “Merger”) on the terms and conditions hereinafter set forth and in accordance with the provisions of the California General Corporation Law.

In consideration of the foregoing premises and the agreements, representations and other provisions contained herein, the parties hereto agree as follows:

ARTICLE I

MERGER

At the Effective Time, as hereinafter defined, in accordance with the provisions of this Agreement of Merger and the California General Corporation Law, Presley shall be merged with and into WLPC. WLPC shall be the surviving corporation (the “Surviving Corporation”).

The separate existence and corporate organization of Presley shall cease at the Effective Time, and thereupon WLPC and Presley shall be a single corporation, WLPC, which shall continue its existence under California law.

ARTICLE II

EFFECTIVENESS AND FILING OF

AGREEMENT OF MERGER

The Merger shall become effective, subject to the terms and conditions hereof, at the time and on the date on which a copy of this Agreement of Merger together with an officer’s certificate of each of the Constituent Corporations as required by Section 1103 of the California General Corporation Law shall be filed with the Secretary of State of the State of California. The date and time when the Merger shall become effective as aforesaid is hereinafter called the “Effective Time”.

ARTICLE III

ARTICLES OF INCORPORATION; BY-LAWS

(a) Articles of Incorporation. The Articles of Incorporation of WLPC as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until changed as provided by law.

(b) Bylaws. The Bylaws of WLPC as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until changed as provided by law.

ARTICLE IV

BOARD OF DIRECTORS; OFFICERS

(a) Board of Directors. At the Effective Time, the directors of WLPC in office immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their successors shall have been duly elected and qualified.

(b) Officers. The officers of the Surviving Corporation shall be elected by the Board of Directors of the Surviving Corporation at, or as soon as practicable after, the Effective Time.

ARTICLE V

MANNER OF CONVERTING SHARES

At the Effective Time by virtue of the Merger and without further action on the part of either WLPC or Presley or any of WLPC or Presley’s shareholders:

(i) The 10 shares of Presley Common Stock which shall be outstanding immediately prior to the

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Effective Time shall be cancelled and the holders thereof shall cease to have any rights with respect thereto and shall not become securityholders of the Surviving Corporation but shall be entitled only to receive, in lieu of shares or other securities of the Surviving Corporation, the aggregate sum of $245,000,000 ($245,500,000 per share) of which $7,500,000 was paid as a deposit prior to the Effective Date; and

(ii) Each share of WLPC Common Stock which shall be issued and outstanding at the Effective Time shall remain outstanding and shall not be affected by the Merger.

ARTICLE VI

CONSTITUENT CORPORATIONS

At the effective Time, the Surviving Corporation shall possess all the rights, properties, privileges, powers, immunities and franchises of each of the Constituent Corporations, and all debts due on whatever account to either of them, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed.

IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Agreement of Merger to be signed in its corporate name by its Chairman of the Board, President or Vice President and by its Secretary or an Assistant Secretary all as of the day first written above.

THE PRESLEY COMPANIES,
a California corporation

By	/s/ Wade H. Cable
Wade H. Cable,
President

By	/s/ Linda Foster
Linda Foster,
Corporate Secretary

WLPC INC., a California corporation

By	/s/ William Lyon
William Lyon,
President and Secretary

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CERTIFICATE OF APPROVAL

OF

AGREEMENT OF MERGER

WILLIAM LYON certifies that:

1. He is the president and the secretary of WLPC Inc., a California corporation.

2. The Agreement of Merger in the form attached was duly approved by the board of directors and shareholders of the corporation.

3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

4. There is only one class of shares and the number of shares outstanding is 100,000.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge. Executed at Newport Beach, California, on 9/15/1987.

/s/ William Lyon
William Lyon
President and Secretary

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CERTIFICATE OF APPROVAL

OF

AGREEMENT OF MERGER

WADE H. CABLE and LINDA FOSTER certify that:

1. They are the president and the corporate secretary respectively, of The Presley Companies, a California corporation.

2. The Agreement of Merger in the form attached was duly approved by the board of directors and shareholders of the corporation.

3. The shareholder approval was by a vote of the holders of more than 50% of the outstanding shares of the corporation, which number of votes exceeds the vote require The percentage vote required was 50%.

4. There is only one class of shares and the number of shares outstanding is 10.

We further declare under penalty of perjury under the Laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge. Executed at Irvine, California, on 9/15/1987.

/s/ Wade H. Cable
Wade H. Cable,
President

/s/ Linda Foster
Linda Foster,
Corporate Secretary

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CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

WILLIAM LYON certifies that:

1.	He is the president and secretary of WLPC Inc., a California corporation.

2.	Article One is amended to read as follows:

“The name of this corporation is THE PRESLEY COMPANIES.”

3.	The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4.	The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is one hundred thousand (100,000). The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

Date: SEP 15 1987

/s/ WILLIAM LYON
WILLIAM LYON, President and Secretary

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CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

WADE H. CABLE and LINDA L. FOSTER certify that:

1.	They are the President and the Corporate Secretary, respectively, of The Presley Companies, a California corporation.

2.	Article One of the articles of incorporation of this corporation is amended to read as follows:

“The name of this corporation is Presley Homes”

3.	The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4.	The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is One Hundred Fifteen Thousand Eight Hundred Seventy-Five (115,875). The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: November 30, 1995

/s/ Wade H. Cable
Wade H. Cable, President

/s/ Linda L. Foster
Linda L. Foster, Corporate Secretary

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CERTIFICATE OF OWNERSHIP

OF

WILLIAM LYON HOMES, INC.

PROVIDING FOR ITS MERGER INTO

PRESLEY HOMES

To the Secretary of State

State of California

Pursuant to the provisions of the General Corporation Law of the State of California, the undersigned officers of the domestic parent corporation hereinafter named do hereby certify as follows:

1. The name of the parent corporation, which is a business corporation of the State of California, and which is to be the surviving corporation under the merger herein certified, is Presley Homes.

2. The name of the subsidiary corporation, which is a business corporation of the State of California, and which is to be the disappearing corporation under the merger herein certified, is William Lyon Homes, Inc.

3. Presley Homes, the surviving corporation, owns 100% of the outstanding shares of William Lyon Homes, Inc.

4. Upon the effective date of the merger, the name of the surviving corporation shall be changed to William Lyon Homes, Inc.

5. The following is a copy of the resolutions to merge William Lyon Homes, Inc. into Presley Homes as adopted and approved by the Board of Directors of Presley Homes:

“RESOLVED THAT:

(i) Presley Homes, which is a business corporation of the State of California and is the owner of all of the outstanding shares of William Lyon Homes, Inc., which is a business corporation of the State of California, does hereby merge William Lyon Homes, Inc. into itself pursuant to the provisions of the General Corporation Law of the State of California and does hereby assume all of the liabilities of William Lyon Homes, Inc.;

(ii) William Lyon Homes, Inc. shall be the disappearing corporation upon the effective date of the merger herein provided for pursuant to the provisions of the General Corporation Law of the State of California;

(iii) Upon the effectiveness of the merger, the name of the surviving corporation in the merger shall be changed to William Lyon Homes, Inc. and Article One of the Articles of Incorporation of the surviving corporation in the merger shall be amended to read as follows:

“ONE: The name of this corporation is William Lyon Homes, Inc.”

(iv) Except for the foregoing amendment to Article ONE, the Articles of Incorporation of the surviving corporation shall remain unchanged by the merger and Presley Homes, its name changed to William Lyon Homes, Inc., shall continue its existence as the surviving corporation pursuant to the provisions of the said General Corporation Law of the State of California;

(v) The issued shares of William Lyon Homes, Inc. shall not be converted any manner, nor shall any cash or other consideration be paid or delivered therefor, inasmuch as Presley Homes is the owner of all outstanding shares of William Lyon Homes, Inc., but each said share which is issued and outstanding as of the effective date of the merger shall be surrendered and extinguished; and

(vi) The Board of Directors and the proper officers of Presley Homes are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of the merger herein provided for.”

The undersigned do hereby declare under the penalty of perjury under the laws of the State of California that he or she signed the foregoing certificate in the official capacity set forth beneath his or her signature, and that the statements set forth in this certificate are true and correct of his or her own knowledge.

Signed on December 28, 1999

/s/ Wade H. Cable
Wade H. Cable
President and Chief Executive Officer

/s/ David M. Siegel
David M. Siegel, Assistant Secretary and Chief Financial Officer